UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 24, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01    Financial Statement and Exhibits.

        SIGNATURES

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, Sharps Compliance Corp. (the "Company", "Sharps" or "we") announced that it has expanded its leadership team with the appointment of Eric T. Bauer as the Company’s Executive Vice President & Chief Financial Officer, an officer position. In his new role, Mr. Bauer will oversee all aspects of Sharps’ finance and accounting organization and play a key role in developing and implementing the Company’s strategic initiatives and mergers and acquisitions efforts. Diana P. Diaz continues with the Company as Vice President and Chief Accounting Officer.

Mr. Bauer is a highly experienced financial and investment banking professional who most recently served as Executive Vice President and Chief Financial Officer of Nuverra Environmental Solutions (NYSE: NES), an oilfield logistics and equipment company which recently merged with Select Energy Services (NYSE: WTTR). At Nuverra, he was responsible for all aspects of the company’s financial accounting and reporting; developed company strategy to monitor and optimize businesses across three regional geographies and handled all mergers and acquisitions and corporate development functions. Before that, Mr. Bauer served as Managing Director of Mergers and Acquisitions Advisory in the Midstream Energy Group at Evercore Partners where he completed over 65 separate advisory assignments from engagement to close, advising boards of directors, sponsors and executives on strategic merger and acquisition transactions. Prior to his role at Evercore Partners, Mr. Bauer worked in the Investment Banking Divisions at CITI and Lehman Brothers where he supported capital markets and advisory transactions for public and private companies. He also served as a Private Equity Professional at Avista Capital Partners where he participated in principal investing and fundraising for the firm’s private equity funds. Mr. Bauer holds a BBA in Finance, a BA in History, and a Minor in Economics from Southern Methodist University.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Bauer executed an executive employment agreement with the Company, pursuant to which he agreed to serve as the Executive Vice-President & Chief Financial Officer of the Company effective on February 24, 2022. The offer letter provides that Mr. Bauer will receive an annual base salary of $275,000 (payable at the bi-weekly rate of $10,576.92). In connection with the appointment, Mr. Bauer was granted an option to purchase 200,000 shares of the Company’s common stock under the Sharps Compliance Corp. 2010 Stock Plan. The option has a seven (7) year term and vests at the rate of 25% per year (at each of the first four anniversary dates). The exercise price of the option is the closing price on February 24, 2022, or $6.23 per share. Also in connection with the appointment, Mr. Bauer was granted a Restricted Stock Award of 5,740 of the Company’s common stock under the Sharps Compliance Corp. 2010 Stock Plan and the Company’s 2022 Executive Compensation and Incentive Plan. The Restricted Stock Award is subject to the terms and conditions of the underlying Restricted Stock Award Agreement and vests at the rate of 25% per year (at each of the first four anniversary dates). As the Restricted Stock Award vests, Mr. Bauer expects a portion of the shares to be withheld to satisfy tax liabilities.

Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
        Not applicable
(b)        Pro Forma Financial Information
        Not applicable
(c)        Exhibits
        Exhibit    Description
        10.1    Executive Employment Agreement, dated February 24, 2022
99.1    Press Release, dated February 28, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2022	SHARPS COMPLIANCE CORP. By: /s/ DIANA P. DIAZ Diana P. Diaz Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Executive Employment Agreement, dated February 24, 2022
99.1	Press Release, dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)